                                                                Exhibit 1(e)(i)



            SPECIMEN GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                             POLICY AND CERTIFICATE

[LOGO OF CHUBB LIFEAMERICA APPEARS HERE]

--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499

                        READ THIS POLICY CAREFULLY

In consideration of the application for this Group Policy made by the Policyholder, as named herein, and the applications of persons insured hereunder and the payment of premiums when due, The Colonial Life Insurance Company of America agrees to pay, in accordance with and subject to the terms and conditions of this Group Policy, the benefits herein set forth with respect to each Certificate Owner.

The Colonial Life Insurance Company of America, a stock company, will pay a Death Benefit, as described herein on Page 12, to the Beneficiary on our receipt of due proof of an Insured's death while this Group Flexible Premium Variable Life Insurance Policy was in force and coverage on such Insured was in effect.

This is a Group Flexible Premium Variable Life Insurance Policy. Specified Amounts may be increased or decreased by each respective Certificate Owner. Net premiums will be allocated to the General Account or to one or more divisions of Colonial Separate Account D (herein called Separate Account D) as determined by each respective Certificate Owner.

A CERTIFICATE'S ACCUMULATION VALUE IN EACH DIVISION OF SEPARATE ACCOUNT D IS BASED ON THE INVESTMENT EXPERIENCE OF THAT DIVISION AND MAY INCREASE OR DECREASE DAILY. ACCUMULATION VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

A Certificate's Accumulation Value in the General Account will earn interest daily at a minimum guaranteed effective annual rate of 4%. Interest in excess of the guaranteed rate may be applied in the calculation of Accumulation Values at such increased rates as the The Colonial Life Insurance Company of Amercia may determine. While 100% of a Certificate's Accumulation Value is allocated to the General Account, minimum benefits for such Certificate will be fixed and guaranteed.

THE AMOUNT OR DURATION OF A DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER THE CONDITIONS SPECIFIED HEREIN AND MAY INCREASE OR DECREASE. A CERTIFICATE'S MINIMUM DEATH BENEFIT WILL BE AT LEAST EQUAL TO ITS INITIAL SPECIFIED AMOUNT AT ITS ISSUE DATE IF PREMIUMS ARE PAID AS DUE, AND IF THERE ARE NO OUTSTANDING CERTIFICATE LOANS, PARTIAL WITHDRAWALS OR PARTIAL
SURRENDERS.

This Group Policy is a legal contract between the Policyholder and The Colonial Life Insurance Company of America. The terms of all rights, benefits, and options under this Group Policy are stated on this and the following pages. Certificates issued under this Group Policy are not part of, nor do they modify any provisions of this Group Policy.



            /s/ John F. Swope                 /s/ Frederick H. Condon
                    President                               Secretary

                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

Policyholder:  The Colonial Heritage Group Insurance Trust
Group Policy Number:  VUL-l000


             GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
         Adjustable Death Benefits Payable On The Death Of An Insured. Premium Payments May be Made At Any Time And, Within Limits, In Any Amount.
              Specified Amounts May Be Increased Or Decreased And
                     Death Benefit Options May Be Changed.
                   Certificate Maturity Dates May Be Changed,
                Subject To The Limitations Of This Group Policy.
        Surrender Values, If Any, Payable On Certificate Maturity Dates.
              Additional Benefits, If Any, As Indicated On Page 3.
                   Some Benefits Reflect Investment Results.
                       Non-participating - No Dividends.

Form 94-100NY                                                             Page i

DEFINITIONS


The Terms or Definitions provided below are some of the terms used throughout this Group Policy. There are other terms which are explained or defined on Page 5 and other parts of the text.


Certificate - The form used to describe a Certificate Owner's rights, benefits, and options under this Group Policy. We will provide each Certificate Owner with a Certificate which shows:

(1) The benefits for the named Insured;

(2) To whom the benefits are payable:

(3) Limits and other terms of this Group Policy as they pertain to the Insured; and

(4) The location where this Group Policy may be seen.

A copy of the Certificate to be issued under this Group Policy, Form 94-101NY, constitutes pages 1 - 25 of this Group Policy. A Certificate, when issued to any Certificate Owner under this Group Policy, is not part of, nor does it modify any provisions of this Group Policy.

Certificate Owner - The Owner of a Certificate as shown in the application for such Certificate, unless later changed following a written request. A Certificate Owner may be someone other than the Insured. Certificate Owners possess all rights under this Group Policy with respect to their Certificates.


As used in the following pages, the terms "you" and "your" will refer to each respective Certificate Owner; it does not refer to the Policyholder.


Group Policy - The Group Flexible Premium Variable Life Insurance Policy stated herein. The terms of all rights, benefits, and options under this Group Policy are contained on these pages.


This Group Policy consists of this and the face page, Form 94-100NY, and attached pages 1 through 25, Form 94-101NY.

PROVISIONS


Listed below are some of the provisions to this Group Policy. All other provisions are stated on the following pages. A "Guide to Provisions" appears on Page 2.


Eligibility - Any person (natural or legal entity) who, at the time of application, maintains a current account with, or whose account is currently serviced by, a financial institution participating as a Member under this contract may apply for insurance under this Group Policy, if:

(1) The attained age of the proposed Insured, at the time of application. has not exceeded age 85; and

(2) The insurance is applied for on our forms and is accepted by us.

New Insureds - Unless stated otherwise, new Insureds may be added at any time to this Group Policy, subject to the eligibility requirements and other terms of this contract.

We do reserve the right to no longer accept any new Insureds under this Group Policy as of a specified date.

                                                                         Page ii

[CHUBB LIFEAMERICA LOGO APPEARS HERE]

--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, Parsippany, N.J. 07054
Service Center: One Granite Place, P.O. Box 2086, Concord, New Hampshire 03302
(800) 997-4499

The Colonial Life Insurance Company of America, a stock company. hereby certifies that the Insured named herein is insured under a Group Flexible Premium Variable Life Insurance Policy issued to the Policyholder, as named on Page 3. Subject to the terms of the Group Policy, we will pay the Death Benefit specified on Page 12 to the Beneficiary on our receipt of due proof of the Insured's death while the Group Policy was in force and coverage on the Insured was in effect.

This is a Certificate of Group Flexible Premium Variable Life Insurance. The Specified Amount may be increased or decreased by the Owner. Net Premiums will be allocated to the General Account or to one or more divisions of Colonial Separate Account D (herein called Separate Account D) as determined by the Owner.

THE CERTIFICATE'S ACCUMULATION VALUE IN EACH DIVISION OF SEPARATE ACCOUNT D IS BASED ON THE INVESTMENT EXPERIENCE OF THAT DIVISION AND MAY INCREASE OR DECREASE DAILY. THE ACCUMULATION VALUE IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

The certificate's Accumulation Value in the General Account will earn interest daily at a minimum guaranteed effective annual rate of 4%. Interest in excess of the guaranteed rate may be applied in the calculation of the Accumulation Value at such increased rates as The Colonial Life Insurance Company of America may determine. While 100% of the certificate's Accumulation Value is allocated to the General Account, minimum benefits for the certificate will be fixed and guaranteed.

THE AMOUNT OF DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED HEREIN. THE CERTIFICATE'S MINIMUM DEATH BENEFIT WILL BE AT LEAST EQUAL TO ITS INITIAL SPECIFIED AMOUNT ON ITS ISSUE DATE IF PREMIUMS ARE PAID AS DUE, AND IF THERE ARE NO OUTSTANDING CERTIFICATE LOANS, PARTIAL WITHDRAWALS OR PARTIAL SURRENDERS.

The Group Policy, under which this certificate is issued, is a legal contract between the Policyholder and The Colonial Life Insurance Company of America. This certificate describes the terms of your rights, benefits, and options under the Group Policy. Your certificate is not part of, nor does it modify any provisions of the Group Policy.

                        READ YOUR CERTIFICATE CAREFULLY

TWENTY DAY RIGHT TO CANCEL - Please examine this certificate carefully. You may cancel this certificate by returning it to our Service Office or to the agent through whom it was purchased within 20 days after the date you receive the certificate or any longer period as may be required by the Securities and Exchange Commission. If the certificate is returned, it will be deemed void from the beginning and any premium paid for it will be refunded within 7 days.


            /s/ John F. Swope                 /s/ Frederick H. Condon
                    President                               Secretary


                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


Insured:
Certificate Number:



         CERTIFICATE OF GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE Adjustable Death Benefit Payable On The Death Of The Insured.
  Premium Payments May be Made At Any Time And, Within Limits, In Any Amount.
             The Specified Amount May Be Increased Or Decreased And
                      Death Benefit Option May Be Changed.
  The Maturity Date May Be Changed Subject To Limitations In The Certificate.
               Surrender Value, If Any, Payable On Maturity Date.
              Additional Benefits, If Any, As Indicated On Page 3.
                   Some Benefits Reflect Investment Results.
                       Non-participating - No Dividends.

Form 94-101NY                                                         ##########

                              GUIDE TO PROVISIONS


Corridor Percentage Table.................................  3B
Data Page:
   Age at Issue...........................................   3
   Certificate Expense Charges............................   3
   Death Benefit Option...................................   3
   Initial Specified Amount...............................   3
   Maturity Date..........................................   3
   Owner..................................................   3
Death Benefit:
   Changes in Existing Coverage...........................  13
   Death Benefit..........................................  12
Definitions...............................................   5
General Provisions:
   Annual Report..........................................  10
   Assignment.............................................   9
   Changing the Beneficiary...............................   9
   Illustration of Benefits and Values....................  10
   Incontestability.......................................   8
   Misstatement of Age or Sex.............................   8
   Non-Participating......................................  10
   Payment of Proceeds....................................   9
   Postponement of Payment................................  10
   Proceeds...............................................   9
   Reserves...............................................  10
   Suicide................................................   8
Payment Options:
   Death of Payee.........................................  24
   Election of an Option..................................  23
   Interest...............................................  23
   Limitation on Rights of Payee and Claims
          of Creditors....................................  24
   Option A - Installments of a Specified Amount..........  23
   Option B - Installments for a Specified Period.........  23
   Option C - Life Income.................................  23
   Option D - Interest....................................  23
   Supplementary Contract.................................  23
   Tables of Monthly Installments Under
          Option B or C...................................  25
   Withdrawal Value.......................................  23
Certificate Loans:
   Certificate Loan Interest..............................  22
   Certificate Loan Repayment.............................  22
   Certificate Loans......................................  21
   Types of Certificate Loans
        (Type A and Type B)...............................  22

Certificate Values:
   Accumulation Value.....................................  13
   Basis of Computations..................................  19
   Cash Value.............................................  17
   Continuation of Insurance..............................  17
   Cost of Insurance......................................  16
   Cost of Insurance Discounts............................  17
   Cost of Insurance Rates................................  16
   General Account Accumulation Value.....................  14
   General Account Interest Rate..........................  14
   Insufficient Cash Value................................  17
   Minimum Values.........................................  19
   Monthly Deduction......................................  15
   Net Investment Factor..................................  15
   Separate Account Accumulation Values...................  15
   Surrender..............................................  18
   Surrender Charge.......................................  18
   Withdrawal of Cash Value (Withdrawal)..................  18
Premiums:
   Allocation of Net Premiums.............................  11
   Certificate Lapse......................................  12
   Grace Period...........................................  12
   Net Premium............................................  11
   Planned Periodic Premium and Premium
         Frequency........................................  11
   Premium Payments.......................................  11
   Reinstatement..........................................  12
   Unscheduled Premiums...................................  11
Separate Account Provisions:
   Addition, Deletion, or Substitution of
         Investments......................................  21
   Divisions..............................................  20
   Separate Account.......................................  19
   Transfers..............................................  20
Schedule of Surrender Charges.............................  3A
Table of Monthly Guaranteed Cost of Insurance
         Rates............................................   4
Contract Provisions:
   Certificate Termination................................   7
   Change of Maturity Date................................   7
   Change or Modification.................................   6
   Conversion.............................................   7
   Effective Date of Coverage.............................   6
   Entire Contract........................................   6
   Group Policy Termination...............................   6
   Information Required...................................   6
   Maturity Date..........................................   7
   Owner Death............................................   7
   Rights Under the Contract..............................   6
   The Group Policy is a Legal Contract...................   6

A copy of the application will be found after page 24 of this certificate. Any other benefit or agreements will also be found after page 24.

                                      xx
Form xxxxx                                                          ##########

     (THIS PAGE TO BE RESPECTIVELY COMPLETED FOR EACH ISSUED CERTIFICATE)

           POLICYHOLDER: THE COLONIAL HERITAGE GROUP INSURANCE TRUST
                         10 STATE STREET
                         ANYTOWN, NY  12345

   GROUP POLICY NUMBER: VUL-1000

          INSURED: XXXXXX XXXXXX                    MATURITY DATE: XX/XX/XXXX
CERTIFICATE OWNER: XXXXXX XXXXXX               CERTIFICATE NUMBER: XXXXXXXX
       ISSUE DATE: XX/XX/XXXX                   PREMIUM FREQUENCY: XXXXXXXX
 CERTIFICATE DATE: XX/XX/XXXX                       DEATH BENEFIT: XXXXXX X
     AGE AT ISSUE: XX XXXX              CORRIDOR PERCENTAGE TABLE: XXXXXXXX
     RATING CLASS: XXXXXXX

      BENEFICIARY: XXXXXX XXXXXX
                                                     INITIAL        PLANNED
                                                     MINIMUM        PERIODIC
LIFE INSURANCE                                       PREMIUM        PREMIUM

$XX,XXX,XXX INITIAL SPECIFIED AMOUNT               $XX,XXX.XX      $XX,XXX.XX


GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE CHOSEN WHEN EITHER NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. IF CURRENT VALUES CHANGE, THIS WILL ALSO AFFECT COVERAGE.

THE CERTIFICATE'S ACCUMULATED VALUE IN THE GENERAL ACCOUNT WILL EARN INTEREST DAILY AT A MINIMUM GUARANTEED EFFECTIVE ANNUAL RATE OF 4%. THE CERTIFICATE'S ACCUMULATED VALUE HELD IN THE GENERAL ACCOUNT FOR CERTIFICATE LOAN COLLATERAL WILL EARN INTEREST DAILY AT AN EFFECTIVE ANNUAL RATE OF 6%.


ALLOCATIONS OF NET PREMIUMS:            XX.X% INTERNATIONAL EQUITY DIVISION
                                        XX.X% SMALL COMPANY DIVISION
                                        XX.X% EQUITY DIVISION
                                        XX.X% BOND DIVISION
                                        XX.X% TREASURY MONEY MARKET DIVISION
                                        XX.X% GENERAL ACCOUNT

CERTIFICATE EXPENSE CHARGES:

    (1) STATE TAX CHARGE: 2.0% OF EACH PREMIUM PAID.

    (2) FEDERAL DEFERRED ACQUISITION COST (DAC TAX) CHARGE: 1.25% OF EACH PREMIUM PAID.

    (3) SALES CHARGE: 3.0% OF EACH PREMIUM PAID.

    (4) COST OF INSURANCE AS DEFINED ON PAGE 13.

    (5) MORTALITY AND EXPENSE RISK CHARGE AS DEFINED ON PAGE 13.

    (6) SURRENDER CHARGE ON WITHDRAWAL OR SURRENDER AS DEFINED ON PAGE 15.


GUIDELINE SINGLE PREMIUM (BASED ON INITIAL SPECIFIED AMOUNT): $XX,XXX.XX

         CERTIFICATE YEAR                SURRENDER FACTOR
               1                                5%
               2                                4%
               3                                3%
               4                                2%
               5                                1%
               6+                               0


         SURRENDER CHARGE IS CALCULATED BY MULTIPLYING
         THE APPROPRIATE SURRENDER FACTOR BY THE TOTAL
          PREMIUMS PAID IN THE FIRST CERTIFICATE YEAR.



                                    Page 3A

     (THIS PAGE TO BE RESPECTIVELY COMPLETED FOR EACH ISSUED CERTIFICATE)



                           CORRIDOR PERCENTAGE TABLE

Certificate    Corridor     Certificate      Corridor   Certificate    Corridor
   Year       Percentage       Year         Percentage      Year      Percentage
    XX          XXX%            XX            XXX%           XX         XXX%
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX

    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX

    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX

    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX
    XX          XXX             XX            XXX            XX         XXX

    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX

    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX
    XX          XXX             XX            XXX

                                    Page 3B

     (THIS PAGE TO BE RESPECTIVELY COMPLETED FOR EACH ISSUED CERTIFICATE)



                      TABLE OF MONTHLY GUARANTEED COST OF
                          INSURANCE RATES PER $1,000
                          CERTIFICATE NUMBER 000000

Certificate     Monthly     Certificate      Monthly     Certificate  Monthly
  Year           Rate         Year           Rate         Year         Rate
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX

   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX

   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX

   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX       XX        XX.XXXXX

   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX

   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX
   XX          XX.XXXXX        XX           XX.XXXXX

DEFINITIONS

Terms or Definitions we identify or define here are some of the terms used throughout the certificate. There are other terms which are explained or defined in other parts of the text.

Accumulation Value - The Accumulation Value of the certificate is equal to the total of the certificate's Accumulation Value in the General Account and the certificate's Accumulation Value in divisions of Separate Account D.

Age - Refers to the age nearest birthday on the Certificate Date of the Insured. Attained age of the Insured means the age nearest birthday on the last certificate anniversary.

Beneficiary - The person named to receive the Death Benefit proceeds upon the death of the Insured. The Beneficiary is as named in the application unless later changed. There can be one or more Beneficiaries.

Cash Value - The Accumulation Value less any applicable Surrender Charge.

Certificate Date - The date as shown on Page 3, which is the date requested by the Owner. If no date is requested, it shall be the Issue Date. The Certificate Date is the date from which certificate years, certificate months, certificate anniversaries and monthly anniversary days will be determined. If the Certificate Date should fall on the 29th, 30th or 31st of a month, the Certificate Date will be the 1st of the following month.

Certificate Year - The first certificate year is the twelve month period following the Certificate Date. Each twelve month period thereafter makes up the next certificate year.

Death Benefit - The amount payable on the death of the Insured while the certificate is in force. It is explained in the Death Benefit section.

Debt - Means the principal of any loan outstanding against the certificate, plus any accrued loan interest which has not been paid.

Initial Minimum Premium - The minimal first year premium amount due and payable on the Certificate Date as shown on Page 3.

Insured - The person named as the Insured on Page 3. The Insured may be other than the Owner.

Issue Date - This is the date the certificate is issued at the Service Office and is stated on Page 3. The contestable and suicide periods are measured from the Issue Date.

Member - Your financial institution whose customers are eligible to apply for insurance under the Group Policy as a result of the Member's written application to participate under the Group Policy.

Policyholder - The entity named on Page 3. The Group Policy is held by the Policyholder; it may be inspected by you at any time during business hours at the office of the Policyholder. The Policyholder possesses no rights under the Group Policy.

Specified Amount - The face amount of the certificate as selected by the Owner. This amount may increase or decrease subject to the terms of the certificate. The Death Benefit is based on the Specified Amount as described in the Death Benefit section.

Surrender Charge - A charge to the Accumulation Value in the event of surrender or withdrawal. It is further explained in the Certificate Values section.

Surrender Value - The Cash Value less any debt.

We, Us, Our - The Colonial Life Insurance Company of America.

Withdrawal - A payment to you of some portion of the Cash Value accompanied by a reduction to the Accumulation Value, Specified Amount, Surrender Charge, and Death Benefit. It is explained in the Certificate Values section.

Written Request - A request in writing signed by you and received by us.

You, Your - The Owner of the certificate as shown in the application unless later changed following written request; it does not refer to the Policyholder. The Owner may be someone other than the Insured. As Owner, you possess all rights under the Group Policy with respect to your certificate.

CONTRACT PROVISIONS

The Group Policy is a Legal Contract - The Group Policy is a legal contract that the Policyholder has entered into with us. We promise to provide the insurance benefits set forth in the Group Policy. In return, the Policyholder has submitted a completed application. There will be no insurance coverage under the Group Policy until we receive and approve an application for a person to be insured under the Group Policy and the Initial Minimum Premium for such person is paid.

Entire Contract - The entire contract consists of:

(1) the Group Policy, and any endorsements or riders (mandatory and/or optional) attached to it.

(2) the application of the Policyholder, a copy of which is attached to the Group Policy;

(3) the application of the Member;

(4) the separate applications for insurance of each person insured under the Group Policy and any supplemental applications; and

(5) any amendments which are added to and made a part of the Group Policy.

Your certificate is not part of the Group Policy. Any conflict between the terms of your certificate and the Group Policy will be decided in favor of the Group Policy.

Rights Under The Group Policy - The Policyholder and the Member have no rights under the Group Policy. As the Owner of this certificate, you have the sole authority to exercise every contractual right, receive every benefit and enjoy every privilege granted by the Group Policy with respect to your certificate.

Information Required - You, the Member and the Policyholder shall furnish all information which we may reasonably require for the administration of the Group Policy. We will not be liable for the fulfillment of any obligations until we receive all information in a satisfactory form.

Change or Modification - Only one of our officers can change or modify the Group Policy or waive any of our rights or requirements. Any such changes must be in writing. No agent or other person has the authority to make any changes or waive any terms of the Group Policy.

To the extent permitted by applicable laws and regulations, we may make changes without your consent to the provisions of the Group Policy to comply with any applicable federal or state laws including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code. You have the right to refuse any such changes. However, we cannot accept responsibility for the tax treatment of your coverage under the Group Policy. You should consult your tax advisor regarding taxation under the Group Policy.

If the Group Policy is revised, you will be provided with either an amendment for this certificate or a new revised certificate.

Group Policy Termination - The Group Policy will not terminate until the close of business on the date upon which the performance and fulfillment by us of all our duties and obligations thereunder have been completed.

Effective Date of Coverage - The effective date of coverage under this certificate shall be as follows:

(1) For all coverage requested in the original application the coverage begins on the Certificate Date, provided that the Initial Minimum Premium has been paid, and the certificate has been delivered while there has been no change since the date of the application in the health of the Insured or the answers to the health questions contained in the application.

(2) For any increase or addition to coverage, the effective date shall be the date shown on the Supplemental Certificate Specifications page. The effective date for such coverage shall begin on the certificate monthly anniversary day that coincides with or next follows the date the application for the increase or addition is approved by us.

Maturity Date - The Maturity Date is shown on Page 3 and is the date when coverage under this certificate is scheduled to end. If this certificate is in force on the Maturity Date:

(1) all insurance benefits end; and

(2) the Surrender Value, if any, will be paid as you direct in a lump sum or under a payment option.

The certificate may end prior to the Maturity Date if premium payments are insufficient to continue coverage to such date. Details are provided in the Certificate Lapse provision of the Premiums section, and also in the Continuation of Insurance provision of the Certificate Values section.

Change of Maturity Date - The Maturity Date may be changed upon written request by you. The new Maturity Date may be any certificate anniversary after the end of the tenth certificate year, and on or before the Insured's l00th birthday. However, the new Maturity Date must be at least twelve months from the date we receive such written request from you.

Certificate Termination - This certificate terminates when any of the following occur:

(1) you request the full surrender of this certificate;

(2) the death of the Insured;

(3) the Grace Period ends; or

(4) the certificate reaches its Maturity Date.

Conversion - If the Insured's coverage under the Group Policy ends for any reason other than the non-payment of premiums, you may convert the insurance under the Group Policy to an individual policy of life insurance without evidence of insurability. You must apply for the individual policy and pay the first premium within 31 days after coverage under the Group Policy ends. The new policy will be non-participating and issued subject to the following:

(1) The policy will be on one of the forms we customarily issue at the time of conversion, other than term;

(2) The policy will be issued at the amount and age applied for;

(3) The amount of the policy may not exceed the Specified Amount of the certificate which ends; and

(4) The premium for the policy will be our usual rate. It will be based on the amount of insurance, risk class, type of policy and age at the policy issue date.

If the Insured dies during the time in which this certificate is entitled to be converted, we will pay the Death Benefit which was in effect under the certificate just prior to its termination. We will deduct any overdue monthly deduction, which is applicable to the conversion period, from the proceeds of the Insured's coverage. This will be done whether or not you actually applied for the individual policy.

Any policy issued pursuant to this provision will take effect at the end of the 31-day period in which application must be made.

Owner Death - Upon death of the Owner, the Insured will assume ownership, unless otherwise provided. If such ownership goes to joint owners, they will be joint tenants with right of survivorship and not tenants in common.

GENERAL PROVISIONS

Incontestability - We rely on the statements made in the application for this certificate and any supplemental applications. These statements are considered representations and not warranties. No statement may be used in defense of a claim under this certificate unless it is in an application.

We will not contest the coverage under this certificate, except for any increase in the Specified Amount, after it has been in force during the lifetime of the Insured for a period of two years from its Issue Date. This provision does not apply to any benefits provided by a rider which grants disability benefits or an added benefit in the event death results from an accident.

Any increase in the Specified Amount will not be contested after such increase has been in force during the lifetime of the Insured for two years following the effective date of such increase. Any increase will be contestable, within the two year period, only with regard to statements concerning the increase.

If we cancel coverage for the Initial Specified Amount, we will refund to you all premiums paid less any certificate loans and withdrawals paid out. If we cancel coverage for an additional Specified Amount or Amounts only, we will refund to you, the cost of insurance for the additional Specified Amount or Amounts, charged for the applicable period.

If this certificate is reinstated, the incontestability period will start over again beginning on the reinstatement date, but only for statements made in the application for reinstatement.

The Group Policy, under which this certificate is issued, will not be contested.

Suicide - If the Insured commits suicide within two years from the Issue Date, our only liability will be a refund of premiums paid without interest less any certificate loans and withdrawals. If the Insured commits suicide after such two year period, but within two years of the effective date of any increase in the Specified Amount, our only liability with respect to the increase in the Specified Amount will be a refund of the total cost of insurance for such increase.

Misstatement of Age or Sex - If the Insured's age or sex has been misstated in the application, we will adjust the proceeds to reflect the correct age or sex. In such event, the Death Benefit we will pay will be equal to:

(1) The Accumulation Value on the date of death of the Insured less any outstanding debt; plus

(2) The Death Benefit, less the Accumulation Value on the date of death of the Insured, multiplied by the ratio of (a) the cost of insurance actually deducted at the beginning of the certificate month in which death occurs, to
    (b) the cost of insurance that should have been deducted based on the correct age or sex.

If the Insured's age or sex has been misstated in the application, the amount payable under any rider by reason of death of the Insured shall be that amount of insurance which the rider cost, for the certificate month during which such death occurred, would have purchased had the cost of the benefits provided under the rider been calculated using the correct cost of insurance rates for the correct age or sex.

If prior to the death of the Insured, it is found that the Insured's age or sex has been misstated in the application for the certificate or a rider, the certificate Accumulation Value will be recalculated from issue, using mortality charges based on the correct age or sex.

Assignment - While the Insured is alive you can:

(1) assign certificate ownership to someone else; or

(2) assign this certificate as security for an obligation. (This does not assign ownership).

A signed copy of the assignment must be sent to our Service Office on a form we accept. The assignment will go into effect when it is signed subject to any payments we make or other actions we take before we record it. We are not responsible for the validity of any assignment.

Changing the Beneficiary - You can change the Beneficiary at any time during the lifetime of the Insured. To do so, send a written request to our Service Office. The request must be on a form we accept. The change will go into effect when signed subject to any payments we make or other actions we take before we record the change. A change cancels all prior beneficiary designations.

Proceeds - By proceeds, we mean the amount payable:

(1) on the Maturity Date; or

(2) on the surrender of this certificate; or

(3) on the death of the Insured.

The proceeds on the Maturity Date, as well as on surrender, will be the Surrender Value. The proceeds on the death of the Insured will be the Death Benefit less any debt and less any monthly deductions due.

All proceeds are subject to the adjustments provided in the Incontestability, Suicide, and Misstatement of Age or Sex provisions of this certificate and the restrictions below.

Payment of Proceeds - Death Benefit proceeds or Surrender Value proceeds may be paid in one sum or under our payment options. Before proceeds are paid, they will be used to pay the interest of anyone to whom this certificate has been assigned (see the Assignment provision). Loans and assignments will be paid in one sum.

Unless an optional mode of settlement is elected, the proceeds payable on the death of the Insured shall be paid in one sum to the Beneficiary. If there is no Beneficiary at the time of the death of the Insured, we will pay the proceeds to you or your estate.

Unless an optional mode of settlement is elected, any proceeds payable on the Maturity Date or upon surrender of this certificate shall be paid in one sum to you or your estate.

If the Death Benefit proceeds are not paid in one sum or applied under a payment option, within 30 days after we receive due proof of the death of the Insured, we will pay interest. Interest will be paid at the rate of 4% a year from the date we receive such proof until paid. If New York state law requires payment of a greater amount, we will pay that amount.

To the extent allowed by law, all payments under this certificate will be free from creditor claims or legal process.

Postponement of Payment - We will usually pay any amounts payable on surrender, withdrawal, or certificate loan, allocated to Separate Account D, within seven days after written notice is received. We will usually pay any Death Benefit proceeds, allocated to Separate Account D, within seven days after we receive due proof of the death of the Insured. However, payment of any amount payable on surrender, withdrawal, certificate loan, or any part of the Death Benefit, attributable to Separate Account D, may be postponed whenever:

(1) The New York Stock Exchange is closed other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

(2) The Securities and Exchange Commission, by order, permits postponement for the protection of certificate owners; or

(3) An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Separate Account D.

Transfers may also be postponed under the above circumstances.

We may defer the portion of any transfer, amount payable on surrender, withdrawal, or certificate loan from the General Account for not more than six months. However, no payment from the General Account to pay premiums on certificates with us will be deferred.

We may defer payment of any part of the Death Benefit attributed to funds in the General Account for a period of not more than 60 days.

Annual Report - Following each December 31st, we will send you an annual report which shows the current Accumulation Value, Cash Value, premiums paid, incurred charges, withdrawals, any outstanding certificate loans, and any other information required by the Superintendent of Insurance for the entire 12 months of the previous calendar year. The first annual report forwarded to you will only reflect those months of the previous calendar year during which this certificate was in effect.

Illustration of Benefits and Values - We will provide illustrations of Death Benefits, Accumulation Values and Cash Values at any time after the Certificate Date upon your written request. This illustration will be based on the existing Accumulation Value and Cash Value at the time of request and maximum cost of insurance rates. Additional illustrations will be made based on the existing Accumulation Value, Cash Value and current mortality assumptions.

Reserves - Reserves are the amount we hold to pay future benefits. They are not less than the minimum required by New York state law. When required, we file with the state regulatory authorities a statement showing how Reserves are calculated.

Non-Participating -- The Group Policy is a non-participating contract, which means the following:

(1) Premiums are determined and redetermined on a prospective basis only;

(2) We will not recoup any prior losses by means of a premium change; and

(3) You, the Member and the Policyholder are not entitled to participate in our profits.

PREMIUMS

Premium Payments - An initial premium is due and payable on the Certificate Date. The initial premium may not be less than the Initial Minimum Premium. All premiums are payable in advance at our Service Office or to our authorized agent in exchange for a receipt. This receipt must be signed by an elected officer of the Company and countersigned by such agent. No premium payment may be less than $500.00.

Planned Periodic Premium and Premium Frequency - The Planned Periodic Premium and Premium Frequency, as shown on Page 3, are selected by you. The Planned Periodic Premium is the amount of premium you intend to pay. The Premium Frequency is how often you intend to pay the Planned Periodic Premium. Payment of the Planned Periodic Premium is your option.

We will send you Planned Periodic Premium payment reminder notices. If the mode of premium payment is preauthorized check, government allotment or payroll deduction, notice of any Planned Periodic Premium due will not be sent.

Changes in Premium Frequency and increases or decreases in the Planned Periodic Premium may be made by you by providing us with written notification. We reserve the right to limit the amount of any increase. The total of all premiums paid may never exceed the current maximum premium limitations set forth in Section 7702 of the Internal Revenue Code of 1986, as amended.

Payment of a Planned Periodic Premium may not prevent this certificate from terminating. Failure to pay a Planned Periodic Premium will not, in itself,
cause this certificate to terminate.   The certificate will terminate only if
the conditions occur as described in the Grace Period provision.

Net Premium - The Net Premium is equal to the premium paid multiplied by 93.75%. The deduction of 6.25% is for Certificate Expense Charges (2.0% state tax charge, plus 1.25% Federal Deferred Acquisition Cost tax charge, plus 3% sales charge) as stated on Page 3.

We reserve the right to increase the state tax charge, stated above, if our actual state tax expense incurred is greater than 2.0%. However, in no event will this charge exceed 2.5%.

Allocation of Net Premiums - You will determine the allocation of the net premiums among the General Account and the divisions of Separate Account D. The minimum percentage that may be allocated to any of these accounts is 1%.

Unscheduled Premiums - Premium payments in addition to the Planned Periodic Premium may be made at any time prior to the Maturity Date. We reserve the right to limit the number and amount of unscheduled additional premium payments to one each month per certificate year. The total of all premiums paid may never exceed the current maximum premium limitations set forth in Section 7702 of the Internal Revenue Code of 1986, as amended.

If there is an existing certificate loan, premium payments in the amount of the Planned Periodic Premium received at the Premium Frequency will be applied as premium. Premium payments in excess of the Planned Periodic Premium or premium payments received other than at the Premium Frequency will first be applied as certificate loan repayments, then as premium when the certificate debt is repaid.

Grace Period - We will allow a Grace Period of 61 days. Such Grace Period will begin if the Cash Value less any certificate debt on a monthly anniversary day is not enough to cover the monthly deduction for the month following such monthly anniversary day. The Cash Value and monthly deduction are defined in the Certificate Values section.

If the Insured dies during the Grace Period, we will deduct any overdue monthly deduction, which is applicable to the Grace Period, from the proceeds of the certificate.

Certificate Lapse - The certificate will terminate without value at the end of the Grace Period unless a premium large enough, after the deduction of the Certificate Expense Charges, to cover monthly deductions for at least three months is paid by the end of the Grace Period. However, coverage will not end until 31 days after we have mailed a premium notice to you, and any assignee of record, at the last known address.

Reinstatement - Reinstatement is the restoration of the certificate after it has lapsed. Following reinstatement, the certificate is placed back in force as if it had never lapsed.

If this certificate lapses or terminates as provided in the Grace Period provision, we will reinstate the certificate if we receive:

(1) your written request for reinstatement within five years after the end of the Grace Period and before the Maturity Date;

(2) satisfactory proof the Insured is living and insurable at the original rating class;

(3) payment of a premium large enough, after the deduction of the Certificate Expense Charges, to cover monthly deductions for at least three certificate months following the effective date of reinstatement; and

(4) payment or reinstatement of any debt against the certificate which existed on the date of termination.

The effective date of a reinstated certificate or Reinstatement Date is the date we approve the application for reinstatement. The Accumulation Value of the certificate on the Reinstatement Date shall be the Accumulation Value on the date of termination plus the premium received to reinstate the certificate. Any Surrender Charges in effect on reinstatement shall be as defined in the Surrender Charge provision based on the original Certificate Date and duration.

DEATH BENEFIT

Death Benefit - If the Insured dies while this certificate is in force, we will pay the Death Benefit upon receipt of due proof of the death of the Insured. The Death Benefit is also subject to all other terms and conditions of this certificate.

The Death Benefit provided by this certificate depends on the Death Benefit Option in effect on the date of death. The Death Benefit Option for this certificate is shown on Page 3.

Option I - Under Option I, the Death Benefit shall be the greater of:

(1) The Specified Amount; or

(2) The Accumulation Value on the date of death multiplied by the corridor percentage.

Option II - Under Option II, the Death Benefit shall be equal to the Specified Amount plus the Accumulation Value on the date of death. However, the Death Benefit can never be less than the Accumulation Value on the date of death multiplied by the corridor percentage.

The corridor percentage varies by certificate duration and is indicated in the Corridor Percentage Table as shown on Page 3B.

Changes in Existing Coverage - The Initial Specified Amount is shown on Page 3. At any time after the first certificate anniversary, you may, by written request, increase or decrease the Specified Amount. Any change is subject to the following conditions:

(i) Any decrease will become effective on the monthly anniversary day that coincides with or next follows our receipt of the request. At least twelve months must elapse between decreases. Any such decrease will be deducted in the following order:

   (a) from the most recent Specified Amount increase, if any;

   (b) successively from the next most recent Specified Amount increase, if any;

   (c) from the Initial Specified Amount.

(2) Any request for an increase must be applied for on a supplemental application and shall be subject to evidence satisfactory to us that the Insured is living and insurable. At least twelve months must elapse between requested increases.

(3) Any change approved by us will become effective on the effective date shown in the Supplemental Certificate Data Page, subject to deduction of the first month's cost of insurance from the Accumulation Value of this certificate.

(4) The minimum Specified Amount, after a change, which must be in effect at any time is $250,000.

(5) Any increase or decrease in the Specified Amount must be for at least $250,000.

(6) You may request in writing to change the Death Benefit Option. If your request is to change from Option I to Option II, the Specified Amount will be decreased by the amount of the Accumulation Value. Evidence of insurability satisfactory to us will be required on a change from Option I to Option II. If the request is to change from Option II to Option I, the Specified Amount will be increased by the amount of Accumulation Value. The effective date of change shall be the monthly anniversary day that coincides with or next follows the day the request for change is received.

(7) An increase for insurance cannot be requested after the Insured reaches an attained age of 80.

CERTIFICATE VALUES

Accumulation Value - The Accumulation Value of the certificate is equal to the total of the certificate's Accumulation Value in the General Account and the certificate's Accumulation Value in divisions of Separate Account D.

General Account Accumulation Value - The Accumulation Value in the General Account on the Certificate Date is equal to the portion of the net premium which has been paid and allocated to the General Account, less the portion of the first monthly deduction allocated to the General Account.

On each monthly anniversary day, the Accumulation Value in the General Account is equal to (1) plus (2) plus (3) plus (4) minus (5) minus (6) minus (7) where:

(1) is the Accumulation Value in the General Account on the preceding monthly anniversary day.

(2) is one month's interest on item (1).

(3) is any net premium received since the preceding monthly anniversary day plus interest from the date the net premium is received to the monthly anniversary day.

(4) is the sum of all Accumulation Values transferred to the General Account from a division of Separate Account D since the preceding monthly anniversary day and interest from the date the Accumulation Value is transferred to the monthly anniversary day.

(5) is the sum of all Accumulation Values transferred from the General Account to a division of Separate Account D since the preceding monthly anniversary day and interest from the date the Accumulation Value is transferred to the monthly anniversary day.

(6) is all withdrawals from the General Account since the preceding monthly anniversary day plus interest from the date of the withdrawal to the monthly anniversary day.

(7) is the portion of the monthly deduction allocated to the Accumulation Value in the General Account to cover the certificate month following the monthly anniversary day.

On any date other than a monthly anniversary day, the Accumulation Value will be calculated on a consistent basis.

General Account Interest Rate - The certificate's Accumulation Value in the General Account will earn interest daily at a minimum guaranteed effective
annual rate of 4%.   Interest in excess of the guaranteed rate may be applied in the calculation of the Accumulation Value at such increased rates as we may determine. Interest rates will be established by class of Insureds based on future expectations and on rules and standards on file with the New York Insurance Department. The current interest rate reflects the prevailing average rate on the current portfolio and rates obtained on new investments, adjusted
for contingencies and expenses.   The certificate's Accumulation Value held in
the General Account for policy loan collateral will earn interest daily at an effective annual rate of 6%.

Separate Account Accumulation Values - The Accumulation Value in each division on the Certificate Date is equal to the portion of the net premium which has been paid and allocated to that division, less the portion of the first monthly deduction allocated to the certificate's Accumulation Value in that division.

At the end of each valuation period after the Certificate Date, the certificate's Accumulation Value in a division is equal to (1) plus (2) plus (3) minus (4) minus (5) where:

(1) is the Accumulation Value in the division on the preceding valuation date multiplied by the Net Investment Factor for the current valuation period.

(2) is any net premium received during the current valuation period which is allocated to the division.

(3) is all Accumulation Values transferred to the division from another division or the General Account during the current valuation period.

(4) is all Accumulation Values transferred from the division to another division or the General Account and Accumulation Values transferred to secure a certificate debt during the current valuation period.

(5) is all withdrawals from the division during the current valuation period.

In addition, whenever a valuation period includes the monthly anniversary day, the Accumulation Value at the end of such period is reduced by the portion of the monthly deduction allocated to the division.

Net Investment Factor - The Net Investment Factor measures the investment performance of a division during a valuation period. The Net Investment Factor for each division for a valuation period is calculated as (1) divided by (2), minus (3) where:

(1) is (a) the value of the assets in the division at the end of the preceding valuation period, plus (b) the investment income and capital gains, realized or unrealized, credited to the assets in the valuation period for which the Net Investment Factor is being determined, minus (c) the capital losses, realized or unrealized, charged against those assets during the valuation period, minus (d) any amount charged against each division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each division.

(2) is the value of the assets in the division at the end of the preceding valuation period.

(3) is a charge not to exceed .00178083% for each day in the valuation period. This corresponds to .65% per year for mortality and expense risks.

An investment advisory fee is considered in calculating item (1).

Expense and mortality results of this plan shall not adversely affect the Net Investment Factor to be used in computing the dollar amount of variable benefits or other contractual payments or values of this certificate.

Monthly Deduction - The monthly deduction for a certificate month shall be equal to the cost of insurance (as described below) and the cost of additional benefits provided by rider for the certificate month.

The monthly deduction for a certificate month will be allocated among the General Account and the divisions of Separate Account D in the same proportion that the Accumulation Value in the General Account less any debt and the Accumulation Value in each division bears to the total Accumulation Value of the certificate, less any debt, at the beginning of the certificate month.

Cost of Insurance - The cost of insurance for the Insured is determined on a monthly basis. The cost of insurance is determined separately for the Initial Specified Amount and each subsequent increase in Specified Amount. The cost of insurance is calculated as (1), multiplied by the result of (2) minus (3), where:

(1) is the cost of insurance rate as described in the Cost of Insurance Rates provision.

(2) is the Death Benefit at the beginning of the certificate month, divided by 1.00327374.

(3) is the Accumulation Value at the beginning of the certificate month, prior to the monthly deduction for the cost of insurance.

If the Death Benefit Option is Option I and there have been increases in the Specified Amount then the Accumulation Value shall be first considered a part of the Initial Specified Amount. If the Accumulation Value exceeds the Initial Specified Amount, it shall then be considered a part of the additional Specified Amounts resulting from increases in the order of such increases.

Cost of Insurance Rates - The monthly cost of insurance rate is based on the sex, issue age, certificate year, rating class of the Insured, and Specified Amount. Monthly cost of insurance rates will be determined by us based upon future expectations, including charges for mortality experience, amortization of sales charges and other administrative charges, and on rules and standards on file with the New York Insurance Department.

Changes in the monthly cost of insurance rates will be based upon changes in
future expectations as to investment    earnings,    mortality    experience,
persistency, expenses, and on rules and standards on file with the New York Insurance Department. Any change in cost of insurance rates will apply to all individuals of the same class as the Insured. The rating class will be determined separately for the Initial Specified Amount and for any increase in Specified Amount that requires evidence of insurability.

We will consider changes in the cost of insurance rates at least every five years and when cost of insurance rates for new issues change. However, the cost of insurance rates can never be greater than those shown in the Table of Monthly Guaranteed Cost of Insurance Rates on Page 4.

For attained ages 15 and above, such guaranteed maximum rates are based on the 1980 CSO Male or Female, Smoker or Nonsmoker Mortality Tables with appropriate increases for rated risks. For attained ages 14 and below, such guaranteed maximum rates are based on the 1980 CSO Male or Female Mortality Tables with appropriate increases for rated risks.

Cost of Insurance Discounts - There will be a non-guaranteed cost of insurance discount that will be calculated at the beginning of each certificate year. The discount will be a monthly amount that is subtracted from the monthly cost of insurance charge that is normally calculated. This discount may be suspended at any time. You will be notified if the discount is suspended. The discount is calculated as (1) multiplied by the result of (2) minus (3) minus (4), but not less than zero, where:

(1) is a factor that varies by Specified Amount as follows:

Specified Amount                    Factor
  Under $5 Million                 .0001250
  $5 Million - $9.999 Million      .0002500
  $10 Million - $14.999 Million    .0003750
  Over $15 Million                 .0004583

(2) is the Accumulation Value at the beginning of the certificate year.

(3) is the Guideline Single Premium at issue, under Section 7702 of the Internal Revenue Code of 1986, as amended, entitled "Life Insurance Contract Defined", increased on a pro rata basis for any increase in Specified Amount.

(4) is the outstanding Type A loan balance at the beginning of the certificate year.The discount will be allocated among the General Account and divisions of Separate Account D using the same percentages used to allocate net premiums.

Cash Value - The Cash Value is equal to the Accumulation Value less a Surrender Charge.

Continuation of Insurance - In the event Planned Periodic Premium payments are not continued or if there are changes of Death Benefit Options, mortality deductions, deductions for additional benefit riders, withdrawals, or certificate loans, as well as varying investment results, insurance coverage under this certificate and any benefits provided by rider will be continued until the Cash Value, less any debt, is insufficient to cover the monthly deduction, as provided in the Grace Period provision. This provision shall not continue the certificate beyond the Maturity Date nor continue any rider beyond the date of its termination, as provided in the rider. If the Cash Value is sufficient to continue this certificate to the Maturity Date, then any remaining Surrender Value will be paid to you if the Insured is then living.

Insufficient Cash Value - If the Cash Value less any debt on a monthly anniversary day is insufficient to cover the monthly deduction for the month following such monthly anniversary day, the certificate shall terminate as provided in the Grace Period provision. Any deduction for the cost of insurance after termination of insurance shall not be considered a reinstatement of the certificate nor a waiver by us of the termination. Any such deduction shall be credited to the Cash Value as of the date of the deduction.

Withdrawal of Cash Value (Withdrawal) - Upon written request you may make a withdrawal from this certificate. Any withdrawal is subject to the following conditions:

(1) The amount withdrawn may not exceed the Cash Value less any outstanding debt.

(2) The minimum amount that may be withdrawn is $5000.

(3) A charge equal to $100 will be deducted from the amount of each withdrawal.

(4) The Accumulation Value will be reduced by the sum of the withdrawal and a pro rata portion of the Surrender Charge in effect on the date of the withdrawal. The remaining Accumulation Value and schedule of surrender charges will be determined by multiplying each of these values by a numerical factor. This numerical factor is equal to




                             Amount of Withdrawal
              1 - [----------------------------------------]
                   Cash Value Immediately Before Withdrawal


(5) The Death Benefit will be reduced by an amount equal to the reduction in the Accumulation Value. This will result in a reduction of the Specified Amount if the Death Benefit is Option I by an amount equal to the reduction in the Accumulation Value. The Specified Amount remaining in force after any withdrawal must be at least $250,000. You may allocate the withdrawal among the General Account and the divisions of Separate Account D. If you do not specify the allocation, then the withdrawal will be allocated among the General Account and the divisions of Separate Account D in the same proportion that the Accumulation Value in the General Account, less any debt, and the Accumulation Value in each division bears to the total Accumulation Value of the certificate, less any debt, on the date of the withdrawal.

Surrender - Upon written request you may surrender this certificate at any time during the lifetime of the Insured and before the Maturity Date. The amount payable on surrender of this certificate shall be the Surrender Value. If this certificate is surrendered, all insurance in force under this certificate shall terminate on the monthly anniversary day next following our receipt of the surrender request. We reserve the right to defer payment for the period permitted by law, but not more than six months from the date written request for surrender is received by us.

If surrender is requested under this section within 30 days after a certificate anniversary, the Cash Value shall not be less than the Cash Value on that anniversary, less any certificate loans or withdrawals made on or after such anniversary.

Surrender Charge - The Surrender Charge is calculated by multiplying the surrender factor by the total premiums paid in the first certificate year.

The surrender factor will vary by certificate year according to the table shown on Page 3A. The surrender factor will not be altered by lapse and subsequent reinstatement of the certificate.

Basis of Computations - For attained ages 15 and above, minimum Cash Values and Reserves in the General Account are based on the 1980 CSO Male or Female, Smoker or Nonsmoker Mortality Tables with interest at 4% per year. For attained ages 14 and below, minimum Cash Values and Reserves in the General Account are based on the 1980 CSO Male or Female Mortality Tables with interest at 4% per year.

The method used in computing Cash Values and Reserves in Separate Account D is in accordance with actuarial procedures that recognize the variable nature of Separate Account D. The method used is such that if the Net Investment Factor, less one, for all divisions of Separate Account D, at all times from the Certificate Date, is equal to an effective annual interest rate of 4%, then the Cash Values and Reserves in Separate Account D will be at least equal to the minimum Cash Values and Reserves, which would have been required by New York state law, of an equivalent certificate in which all net premiums have been allocated to the General Account.

Minimum Values - All values under this certificate are not less than the values
required by New York state law.   A detailed  statement of the  method  of
computation of Cash Values under this certificate has been filed with the New York Insurance Department.

SEPARATE ACCOUNT PROVISIONS

Separate Account - The variable benefits under this certificate  are  provided
through  investments  in Separate Account D.   We established Separate Account D
as a separate investment account to support variable life insurance contracts. We will not allocate assets to Separate Account D to support the operation of any contracts or certificates that are not variable life insurance.

The assets of Separate Account D are owned by us. However, these assets are not part of our General Account. Income, gains and losses, whether or not realized, from assets allocated to Separate Account D will be credited to or charged against the account without regard to our other income, gains or losses.

Assets equal to the reserves and other liabilities of Separate Account D will not be charged with liabilities that arise from any other business we may conduct. Such assets shall not be available to general creditors of ours in the event of our insolvency to the full extent permitted by applicable law. We shall have the right to transfer to our General Account any assets of Separate Account D which are in excess of such reserves and other certificate liabilities.

Separate Account D is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account D is also subject to the laws of the State of New Jersey which regulate
the operations of insurance companies  incorporated  in  New  Jersey.    The
investment policy of Separate Account D will not be changed without the approval of the Insurance Commissioner of New Jersey. The approval process is on file with the New York Insurance Department.

Divisions - Separate Account D has several divisions. Each division will buy
shares of a separate series of Chubb Series Trust.   Each series represents a
separate investment portfolio of Chubb Series Trust. Divisions of Separate Account D are shown on Page 3. You will determine the percentage of net premiums which will be allocated to each division.

Income, gains and losses, whether or not realized, from the assets of Separate Account D are credited to or charged against that division without regard to income, gains or losses in other divisions of Separate Account D or in the General Account.

We will value the assets of each division of Separate Account D at the end of each valuation period. A valuation period is the period between two successive valuation dates. A valuation date is each day that the New York Stock Exchange is open for business or any other day in which there is material change in the value of the assets in Separate Account D.

Transfers - You may transfer amounts between the General Account and the divisions of Separate Account D by sending a written request to us. The total amount transferred must be at least $1,000. No amounts under $1,000 may be transferred out of any division of Separate Account D or the General Account unless such lesser amount constitutes the entire balance. A transfer charge equal to $100 will be imposed each time amounts are transferred, except with respect to certificate loans. The transfer charge will be deducted from the amount that is transferred. We will make transfers so that the Accumulation Value on the date of transfer will not be affected by the transfer except to the extent of the transfer charge. We may revoke or modify the transfer privilege at any time, including the minimum amount transferable and the transfer charge.

As long as any portion of the certificate's Accumulation Value is allocated to a division of Separate Account D, the certificate's Accumulation Value and Cash Value will reflect the investment performance of the chosen division(s) of Separate Account D. The Death Benefit may also reflect the performance of the chosen division(s) of Separate Account D.

At any time, you may transfer 100% of the certificate's Accumulation Value to the General Account. While 100% of the certificate's Accumulation Value is allocated to the General Account, minimum benefits for the certificate will be fixed and guaranteed.

No transfer charge will be imposed for a transfer of all Accumulation Value in Separate Account D to the General Account. However, any transfer from the General Account to the division(s) of Separate Account D will be subject to the transfer charge.

Addition, Deletion, or Substitution of Investments - We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a series that are held by Separate Account D or that Separate Account D may purchase. We reserve the right to eliminate the shares of any series of Chubb Series Trust and to substitute shares of another series of Chubb Series Trust or of another open-end, registered investment company, if the shares or series are no longer available for investment or if in our judgement, further investment in any eligible series should become inappropriate in view of the purposes of the certificate. We will not substitute any shares attributable to your interest in a division of Separate Account D without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This shall not prevent Separate Account D from purchasing other securities for other series or classes of certificates, or from permitting conversation between series or classes of certificates or contracts on the basis of requests made by certificate owners.

We reserve the right to establish additional divisions of Separate Account D, each of which would invest in a new series of Chubb Series Trust or in shares of another open-end, registered investment company. We also reserve the right to eliminate existing divisions of Separate Account D.

If we consider it to be in the best interest of persons having voting privileges under the certificates, Separate Account D may be operated as a management company under the Investment Company Act of 1940; or it may be deregistered under that Act in the event registration is no longer required or it may be combined with other separate accounts.

CERTIFICATE LOANS

Certificate Loans - After the first certificate anniversary, a loan will be granted upon the sole security of the portion of the certificate's Cash Value required to repay the loan. The maximum loan amount is 90% of this certificate's Cash Value on the date of loan, less any debt. Outstanding debts against this certificate will be deducted from the amount available for loan. Any debt will be deducted from the proceeds payable at the Insured's death, on maturity, or on surrender.

You may allocate the certificate loan among the General Account and the divisions of Separate Account D. If you do not specify the allocation, then the certificate loan will be allocated among the General Account and the divisions of Separate Account D in the same proportion that the Accumulation Value in the General Account, less any debt, and the Accumulation Value in each division bears to the total Accumulation Value of the certificate, less any debt, on the date of the certificate loan. Accumulation Value in each division equal to the certificate loan allocated to each division will be transferred to the General Account and reduce the Accumulation Value in that division. If loan interest is not paid when due, an amount of Accumulation Value equal to the loan interest will also be transferred.

If the certificate debt exceeds the certificate's Accumulation Value in the General Account, we will transfer Accumulation Value equal to the excess debt from the divisions of Separate Account D to the General Account as security for the excess debt. The amount transferred will be allocated among the divisions in the same proportion that the Accumulation Value in each division bears to the certificate's total Accumulation Value in all divisions of Separate Account D.

Types of Certificate Loans (Type A and Type B) - There are two (2) types of certificate loans which we will grant to you - Type A and Type B. The type of loan which we will grant depends upon the amount of unloaned Type A balance available at the time the loan is taken. The unloaned Type A balance is the Cash Value, less the threshold, and less the sum of any outstanding Type A loans as defined below. The threshold is the Guideline Single Premium for this certificate at issue as defined in Section 7702 of the Internal Revenue Code of 1986, as amended, entitled "Life Insurance Contract Defined". If the Specified Amount increases, the threshold will be increased to the threshold at issue times the ratio of the largest Specified Amount ever existing on the certificate to the Initial Specified Amount. If the Specified Amount decreases, the threshold will not change.

A Type A loan is a certificate loan granted by us when the unloaned Type A balance before the loan is taken exceeds the loan requested.

A Type B loan is a certificate loan granted by us when the unloaned Type A balance before the loan is taken is less than or equal to zero.

When the unloaned Type A balance before the loan is taken exceeds zero, but is less than the loan requested, a Type A loan equal to the unloaned Type A balance will be granted by us. The remainder of the requested loan will be a Type B loan.

We will grant a Type A loan first before a Type B loan. Once a certificate loan is granted, it remains a Type A or a Type B until it is repaid.

Certificate Loan Interest - The interest charged by us on a certificate loan depends upon the type of loan granted.

On a Type A loan we will charge interest at an effective annual rate of 6.0%.

On a Type B loan we will charge interest at an effective annual rate of 6.85%.

Interest accrues on a daily basis from the date of the loan and is compounded annually. Interest is due and payable at the end of each certificate year. Interest unpaid on a certificate anniversary is added to and becomes part of the loan principal and bears interest on the same rate.

Certificate Loan Repayment - Any debt may be repaid, in whole or in part, at any time while this certificate is in force. Repayments will be used to reduce certificate loans until fully paid in the following order:

(1)  Any or all Type B loans; then

(2)  Any or all Type A loans.

When a loan repayment is made, Accumulation Value securing the debt in the General Account equal to the loan repayment will be allocated among the General Account and divisions of Separate Account D using the same percentages used to allocate net premiums.

If total certificate debt exceeds the Cash Value at any time, we will send a notice by mail to you, and to any assignee of record, at the last known address. If the excess is not paid within 61 days from the date the notice is mailed, the certificate will terminate without value.

PAYMENT OPTIONS

Election of an Option - Any proceeds to be paid under this certificate may be paid as an income under any one of the options below. The election of an option or change of prior election must be made in writing to us at our Service Office. If an option is not chosen by you prior to the death of the Insured, the primary Beneficiary may make such election.

Unless we agree otherwise, any such payments will be made only to a natural person taking in his own right. An option may be elected only if the amount of the proceeds is $2,000 or more. We may change the interval of payments to 3, 6, or 12 months, if necessary to increase the guaranteed payments to at least $20.00 each.

Option A - Installments of a Specified Amount - Payments of an agreed amount to be made each month until the proceeds and interest are exhausted.

Option B - Installments for a Specified Period - Payments to be made each month for an agreed number of years.

Option C - Life Income - Payments to be made each month for the lifetime of the Payee. It is guaranteed that payments will be made for a minimum of 10, 15, or 20 years as agreed upon. No election will default to payments made for 20 years.

Option D - Interest - Payment of interest on the proceeds held by us. The amount of interest payment is calculated at the compound rate of 3% per year. Interest payments will be made in 12-, 6-, 3-, or 1-month intervals as agreed upon.

Supplementary Contract - When the proceeds of this certificate become payable, a supplementary contract setting forth the terms of the option chosen will be issued to the Payee. The first payment under Option A, B, or C shall be payable on the effective date of such option. The first payment under Option D shall be payable at the end of the first agreed payment interval.

Interest - The interest rate for Options A, B, and D will not be less than 3% per year. The interest rate for Option C will not be less than 2 1/2% per year. Interest in addition to that stated may be paid or credited from time to time under any option but only at our sole discretion.

Withdrawal Value - Unless otherwise stated in the election of an option, the Payee shall have the right to receive the Withdrawal Value under that option.

For Options A and D the Withdrawal Value shall be any unpaid balance of proceeds plus interest.

For Option B the Withdrawal Value shall be the commuted value of the remaining payments. Such value will be calculated on the same basis as the original payments.

For Option C the Withdrawal Value shall be the commuted value of the remaining payments. Such value will be calculated on the same basis as the original payments. To receive this value, the Payee must submit evidence of insurability. Such evidence must be satisfactory to us. Otherwise, the Withdrawal Value shall be the commuted value of any remaining guaranteed payments. In this event the payments will be resumed at the end of the guaranteed period if the Payee should be alive on that date. The payments will then continue for the lifetime of the Payee.

Under any of these options, the Payee shall have the right to receive the Withdrawal Value in partial amounts. However, the partial amounts shall not be less than the smaller of the Withdrawal Value or $100.

Death of Payee - If the Payee dies before the proceeds are exhausted or the prescribed payments made, a final payment will be made in one sum to the estate of the last surviving Payee. The amount to be paid will be calculated as described for the applicable option in the Withdrawal Value provision.

Limitation on Rights of Payee and Claims of Creditors

- Neither the amount retained under an option nor any payment made under an option can be assigned or pledged. To the extent permitted by law such amounts or payments shall not be subject to claims of creditors or legal process.

                              SETTLEMENT OPTIONS
               TABLES OF MONTHLY INSTALLMENTS UNDER OPTION B OR C

Monthly installments are shown for each $1,000 of net proceeds applied. The ages shown are ages nearest birthday when the first monthly installment is payable.

                                 OPTION B TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

------------------------------------------------------------------------------------------------------------------
Years     Monthly      Years      Monthly     Years      Monthly      Years      Monthly      Years      Monthly
        Installment             Installment            Installment             Installment             Installment
  1       $84.47         7        $13.16        13       $7.71         19        $5.73         25        $4.71
  2        42.86         8         11.68        14        7.26         20         5.51         26         4.59
  3        28.99         9         10.53        15        6.87         21         5.32         27         4.48
  4        22.05        10          9.61        16        6.53         22         5.15         28         4.37
  5        17.91        11          8.86        17        6.23         23         4.99         29         4.27
  6        15.14        12          8.24        18        5.96         24         4.84         30         4.18
  Multiply the monthly installment by 11.84 for annual, by 5.96 for semi-annual or by 2.99 for quarterly installments.
------------------------------------------------------------------------------------------------------------------


                                OPTION C TABLE
                                 LIFE INCOME
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
  Attained                                              Attained
Age of Payee         MONTHLY INSTALLMENTS             Age of Payee        MONTHLY INSTALLMENTS
--------------------------------------------------------------------------------------------------------
                  --------- GUARANTEED ---------                        --------- GUARANTEED ---------
Male     Female   10 Years   15 Years   20 Years      Male   Female     10 Years   15 Years   20 Years
16 or    2l or
Under    Under      $2.83      $2.82      $2.81        51      56         $4.60      $4.44      $4.24
  17      22         2.85       2.84       2.84        52      57          4.69       4.52       4.30
  18      23         2.88       2.87       2.86        53      58          4.79       4.60       4.36
  19      24         2.90       2.89       2.88        54      59          4.90       4.69       4.41
  20      25         2.93       2.92       2.91        55      60          5.01       4.77       4.47
  21      26         2.95       2.95       2.93        56      61          5.12       4.86       4.53
  22      27         2.98       2.97       2.96        57      62          5.23       4.94       4.59
  23      28         3.01       3.00       2.99        58      63          5.35       5.03       4.64
  24      29         3.04       3.03       3.02        59      64          5.48       5.12       4.70
  25      30         3.08       3.07       3.05        60      65          5.61       5.21       4.75

  26      31         3.11       3.10       3.08        61      66          5.74       5.30       4.80
  27      32         3.14       3.13       3.11        62      67          5.87       5.39       4.85
  28      33         3.18       3.17       3.15        63      68          6.01       5.48       4.90
  29      34         3.22       3.20       3.18        64      69          6.16       5.56       4.94
  30      35         3.26       3.24       3.22        65      70          6.30       5.65       4.98
  31      36         3.30       3.28       3.25        66      71          6.45       5.73       5.02
  32      37         3.34       3.32       3.29        67      72          6.60       5.82       5.05
  33      38         3.39       3.36       3.33        68      73          6.76       5.90       5.09
  34      39         3.43       3.41       3.37        69      74          6.91       5.97       5.12
  35      40         3.48       3.45       3.41        70      75          7.07       6.05       5.14

  36      41         3.53       3.50       3.45        71      76          7.23       6.12       5.17
  37      42         3.59       3.55       3.50        72      77          7.38       6.18       5.19
  38      43         3.64       3.60       3.54        73      78          7.54       6.24       5.20
  39      44         3.70       3.65       3.59        74      79          7.69       6.30       5.22
  40      45         3.76       3.71       3.64        75      80          7.84       6.35       5.23
  41      46         3.82       3.77       3.69        76      81          7.98       6.39       5.24
  42      47         3.88       3.82       3.74        77      82          8.13       6.43       5.25
  43      48         3.95       3.88       3.79        78      83          8.26       6.47       5.26
  44      49         4.02       3.95       3.84        79      84          8.39       6.50       5.26
  45      50         4.09       4.01       3.90       80 or    85 or       8.51       6.53       5.27
  46      51         4.17       4.08       3.95       Over     Over
  47      52         4.25       4.15       4.01
  48      53         4.33       4.22       4.07
  49      54         4.42       4.29       4.12
  50      55         4.50       4.37       4.18
 Multiply the monthly installment by 11.80 for annual, by 5.93 for semi-annual or by 2.98 for quarterly installments.

ENDORSEMENTS:





         CERTIFICATE OF GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE Adjustable Death Benefit Payable On The Death Of The Insured.
  Premium Payments May be Made At Any Time And, Within Limits, In Any Amount.
             The Specified Amount May Be Increased Or Decreased And
                      Death Benefit Option May Be Changed.
  The Maturity  Date May Be Changed Subject To Limitations In TheCertificate.
              Surrender Value, If Any, Payable On Maturity Date.
             Additional Benefits, If Any, As Indicated On Page 3.
                   Some Benefits Reflect Investment Results.
                       Non-participating - No Dividends.

                                                                 APPLICATION FOR
                                                          GROUP INSURANCE POLICY

[CHUBB LIFEAMERICA LOGO APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, P.O. Box 216, Parsippany, NJ 07054-0216
Service Office: One Granite Place, P.O. Box 515, Concord, NH 03302-0515.
(800) 258-3648

                         Application is hereby made to

                 THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA

                                       by

       The Colonial Heritage Group Trust
--------------------------------------------------------------------------------
whose main office address is  10 State Street Anytown NY  12345
                             ---------------------------------------------------

--------------------------------------------------------------------------------
for Group Policy No.   VUL- 1000   (Group  Flexible Premium Variable Life
                    ------------------------------------------------------------
Insurance Policy)
-----------------
Said Group Policy is hereby approved and the terms thereof are hereby accepted.

This Application is executed in duplicate, one counterpart being attached to said Group Policy and the other being returned to The Colonial Life Insurance Company of America.

It is agreed that this Application supercedes any previous application for said Group Policy.

Executed at      Anytown, NY      this   1st    day of  June  , 1994.
            ______________________    ________         ________
               (City and State)

/s/ Jim Barber                      The Colonial  Heritage Group Insurance Trust
__________________________________  ____________________________________________
Witness                             Full Name of Applicant,
                                    If a Corporation state name accurately.

                                    By: /s/ Joe Johnson,   Vice President
                                        ________________________________________
                                        Signature and Title

                                                      Bankers Trust Company,Inc.
                 This Copy Is to Remain Attached to the Policy.

Form 9-89117

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -


                                                                 APPLICATION FOR
                                                          GROUP INSURANCE POLICY

[LOGO OF CHUBB LIFEAMERICA APPEARS HERE]
--------------------------------------------------------------------------------
The Colonial Life Insurance Company of America
Home Office: Eight Sylvan Way, P.O. Box 216, Parsippany, NJ 07054-0216
Service Office: One Granite Place, P.O. Box 515, Concord, NH 03302-0515.
(800) 258-3648

                         Application is hereby made to

                THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA

                                      by

________________________________________________________________________________

whose main office address is ___________________________________________________

________________________________________________________________________________

for Group Policy No.____________________________________________________________

Said Group Policy is hereby approved and the terms thereof are hereby accepted.

This Application is executed in duplicate, one counterpart being attached to said Group Policy and the other being returned to The Colonial Life Insurance Company of America.

It is agreed that this Application supercedes any previous application for said Group Policy.

Executed at _________________________    this ___ day of ______________, 1994.
               (City and State)

_____________________________________    _______________________________________
Witness                                  Full Name of Applicant,
                                         It a Corporation state name accurately.

                                         By:____________________________________
                                            Signature and Title

 This Copy Is to be Returned to The Colonial Life Insurance Company of America.

Form 9-89117